Exhibit 99.(h)(1)(v)

THIRTEENTH AMENDMENT AGREEMENT

Amending the terms of a Fund Administration and Accounting Agreement

This Thirteenth Amendment Agreement, made as of February 12, 2025 (“Effective Date”), is made by and between Baillie Gifford Funds, a Massachusetts business trust (the “Trust”), on behalf of each series of the Trust, and The Bank of New York Mellon, a New York banking organization (“BNY”).

WITNESSETH:

The Trust (acting on behalf of certain series of the Trust) and BNY entered into a fund administration and accounting agreement on September 29, 2000, as amended (the “Administration Agreement”). Pursuant to the Administration Agreement, certain series of the Trust appointed BNY as fund administrator and accountant.

In accordance with Section 10 of the Administration Agreement, the parties now wish to amend the Administration Agreement to remove five series of the Trust to which BNY was the fund administrator and accountant, namely Baillie Gifford China A Shares Growth Fund, Baillie Gifford Global Stewardship Equities Fund, Baillie Gifford Health Innovation Equities Fund, Baillie Gifford Multi Asset Fund and Baillie Gifford U.S. Discovery Fund.

By executing this Thirteenth Amendment Agreement, the parties agree to be bound by the terms of the Administration Agreement as herein amended, with effect from the date hereof.

NOW, THEREFORE, the parties wish to amend the Administration Agreement as follows:

1.	Amendment to Exhibit

1.1.	Exhibit A is deleted in its entirety and replaced with the Exhibit A attached hereto.

2.	Signatures; Counterparts. The parties expressly agree that this Thirteenth Amendment Agreement may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of Thirteenth Amendment Agreement, by a manual signature on a copy of Thirteenth Amendment Agreement transmitted by facsimile transmission, by a manual signature on a copy of Thirteenth Amendment Agreement transmitted as an imaged document attached to an email, or by "Electronic Signature", which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of Thirteenth Amendment Agreement by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Thirteenth Amendment Agreement or of executed signature pages to counterparts of this Thirteenth Amendment Agreement, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Thirteenth Amendment Agreement and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Thirteenth Amendment Agreement.

IN WITNESS WHEREOF each of the parties hereto has caused this Thirteenth Amendment Agreement to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Thirteenth Amendment Agreement by Electronic Signature, affirms authorization to execute this Thirteenth Amendment Agreement by Electronic Signature and that the Electronic Signature represents an intent to enter into this Thirteenth Amendment Agreement and an agreement with its terms.

BAILLIE GIFFORD FUNDS, in its own capacity and on behalf of each of Baillie Gifford China Equities Fund, Baillie Gifford Developed EAFE All Cap Fund, Baillie Gifford EAFE Plus All Cap Fund, Baillie Gifford Emerging Markets Equities Fund, Baillie Gifford Emerging Markets ex China Fund, Baillie Gifford Global Alpha Equities Fund, Baillie Gifford International All Cap Fund, Baillie Gifford International Alpha Fund, Baillie Gifford International Concentrated Growth Equities Fund, Baillie Gifford International Growth Fund, Baillie Gifford International Smaller Companies Fund, Baillie Gifford Long Term Global Growth Fund, and Baillie Gifford U.S. Equity Growth Fund

/s/ Julie Paul
Name: Julie Paul
Authority: Vice President, Baillie Gifford Funds

THE BANK OF NEW YORK MELLON	/s/ William Catlin
Name: William Catlin
Authority: Director

Exhibit A

1.	Baillie Gifford China Equities Fund

2.	Baillie Gifford Developed EAFE All Cap Fund

3.	Baillie Gifford EAFE Plus All Cap Fund

4.	Baillie Gifford Emerging Markets Equities Fund

5.	Baillie Gifford Emerging Markets ex China Fund

6.	Baillie Gifford Global Alpha Equities Fund

7.	Baillie Gifford International All Cap Fund

8.	Baillie Gifford International Alpha Fund

9.	Baillie Gifford International Concentrated Growth Equities Fund

10.	Baillie Gifford International Growth Fund

11.	Baillie Gifford International Smaller Companies Fund

12.	Baillie Gifford Long Term Global Growth Fund

13.	Baillie Gifford U.S. Equity Growth Fund